UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2016

SKYSTAR BIO-PHARMACEUTICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-34394	33-0901534
(Commission File Number)	(IRS Employer Identification No.)

4/F Building B Chuangye Square, No. 48 Keji Road, Gaoxin District, Xi’an Shaanxi Province, P.R. China	n/a
(Address of Principal Executive Offices)	(Zip Code)

(8629) 8819-3188

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A (this “Current Report on Form 8-K/A”) is being filed to include a copy of the letter from the former auditor of Skystar Bio-pharmaceutical Company relating to the disclosures contained in this Current Report on Form 8-K/A, as required by the rules promulgated by the SEC, and corresponding changes in the body of the document indicating that the letter have now been filed.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 31, 2016, a member of the Audit Committee of the Board of Directors of Skystar Bio-pharmaceutical Company (the “Company”) received a letter from Crowe Horwath (HK) CPA Limited (“Crowe”) terminating its relationship with the Company (the “March 31 Letter”).

The audit report of Crowe on the financial statements of the Company for the years ended December 31, 2012 and 2013 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Except as disclosed in Item 4.02 if this Current Report on Form 8-K/A and the letter attached hereto as Exhibit 7.1, for the two years ended December 31, 2013 and the subsequent period through March 31, 2016, there were no disagreements between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Crowe would have caused Crowe to make reference to the subject matter of the disagreements in connection with its reports.

Except as disclosed in Item 4.02 if this Current Report on Form 8-K/A and the letter attached hereto as Exhibit 7.1, for the two years ended December 31, 2013 and the subsequent period through March 31, 2016, there were no “reportable events” (defined below) requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

The Company has provided Crowe with a copy of the foregoing disclosures and has requested that Crowe review such disclosures and provide a letter addressed to the Securities and Exchange Commission (“SEC”) as specified by Item 304(a)(3) of Regulation S-K. Filed as Exhibit 16.1 is a copy of Crowe’s letter addressed to the SEC relating to the statements made by the Company in this Current Report on Form 8-K/A.

On April 6, 2016, the Company engaged Wei Wei & Co., LLP (“Wei”) as its principal accountant. During the two years ended December 31, 2013 and the subsequent period through March 31, 2016, neither the Company nor anyone on its behalf consulted Wei regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Wei concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the March 31 Letter, Crowe notified the Company that it was recalling its Auditor Reports dated April 1, 2013 and March 31, 2014 and that such reports should no longer be associated with the financial statements for the fiscal years ended December 31, 2012 and 2013.

In its letter Crowe indicated that:

1.	Crowe had to suspend audit fieldwork in December 2015 because the Company was unable to arrange visits with certain vendors, customers, logistics companies or with eth relevant State Tax Bureau; and

2.	The Company did not provide Crowe with certain information requested by it, as specified in the letter attached hereto as Exhibit 7.1.

Crowe indicated that the foregoing caused Crowe to be unwilling to rely on management’s representations in connection with its audits of the consolidated financial statements and of the Company for December 31, 2014 and prior periods.

Neither the Audit Committee of the Board of Directors nor the officers of the Company discussed the matters disclosed in response to this Item 4.02 with Crowe.

The Company has provided Crowe with a copy of the foregoing disclosures and has requested that Crowe review such disclosures and provide a letter addressed to the SEC as specified by Item 4.02(c) of Form 8-K. Filed as Exhibit 7.2 is a copy of Crowe’s letter addressed to the SEC relating to the statements made by the Company in this Current Report on Form 8-K/A.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

7.1	Letter from Crowe Horwath (HK) CPA Limited dated March 31, 2016 (previously filed)
7.2	Letter from Crowe Horwath (HK) CPA Limited
16.1	Letter from Crowe Horwath (HK) CPA Limited (incorporated by reference to Exhibit 7.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2016

SKYSTAR BIO-PHARMACEUTICAL COMPANY

By:	/s/ Bing Mei
Name:	Bing Mei
Title:	Chief Financial Officer